Northstar Variable Trust



                           NORTHSTAR GROWTH PORTFOLIO
                     NORTHSTAR INTERNATIONAL VALUE PORTFOLIO
                      NORTHSTAR INCOME AND GROWTH PORTFOLIO
                      NORTHSTAR MULTI-SECTOR BOND PORTFOLIO
                       NORTHSTAR HIGH YIELD BOND PORTFOLIO

                          ANNUAL REPORT TO SHAREHOLDERS
                                DECEMBER 31, 1997

Northstar Variable Trust
Annual Report,
December 31, 1997


Dear Shareholders:

We are pleased to provide you with the annual report of the Northstar Funds for the year ended December 31, 1997. We are gratified with your decision to entrust your assets to the Northstar Funds and are confident that we can assist you reaching your financial objectives. Our goal is to provide you with long term consistent and superior results through fundamental research, analysis, and traditional investment disciplines. Following this letter is a summary of the results of each Fund by their respective portfolio manager. We hope you will find this informative.

During the past year the U.S. financial markets remained quite strong despite several temporary corrections. The favorable investment returns for both stocks and bonds were supported by continued growth in the economy, strong gains in corporate profits, and a reduction in the inflation rate.

As the U.S. economy advanced at a 3.8% rate in real GDP growth, it generated more jobs, reducing the unemployment rate to an historically low level of 4.7%. This raised concerns that rising wage pressures would begin to impact and reverse the favorable trends in both corporate profitability and the inflation rate. However, despite growing demand, the productive capacity of the increasingly global economy increased even more due to capital investments and improved efficiency. There are few, if any, shortages today impacting inflation and rising employment costs are being more than offset by productivity gains allowing corporate profit margins to remain at historically high levels.

During the year, intermediate and long term treasury bonds appreciated as the yields declined about 70 basis points (0.7% points). The total return for 10 year U.S. Treasury bonds was about 11.1%. Stock market returns were stronger, with the Dow Industrials up 24.9%, benefiting from both higher earnings and higher valuations due to lower interest rates. High yield bonds also had a very good year benefiting from both a narrowing in interest rate differentials compared to treasury bonds and from increases in the underlying equity values.

Going into 1998 the investment environment is more volatile and difficult to predict, but continues to appear favorable. While the current financial crisis in Asia has introduced a new major uncertainty which we are monitoring closely, its dampening effect on global growth and inflation may actually prove to be positive for U.S. bond and stock prices. Growth in the U.S. economy and corporate profits should continue in 1998, but at a slower rate. With inflation remaining low, some further declines in interest rates may be possible as the expected domestic slowdown is confirmed.

We note with great conviction that attempts to "time" the market often prove counterproductive. Investors are strongly urged to focus on the long term. Consistent disciplined investing is the proven method of achieving attractive returns and meeting your financial objectives. We continue to support the philosophy and look forward to serving your investment needs in the future.



Sincerely,



Mark L. Lipson
President
January 30, 1998

                  This page has been left blank intentionally.

                    NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO

     THE MARKETS

o In 1997 the Russell 2000 was up 22.37%, the S&P 500 rose 33.31%, and the NASDAQ Composite was up 28.08%.

o It was a strong year for large capitalization stocks as evidenced by a return of 33.31% for the S&P 500. After flirting with small capitalization stocks in the second and third quarters, the market once again became a large capitalization dominated and value oriented market, continuing a trend that has developed over the last 24 months. A few sobering facts from the fourth quarter include, a flat Dow Jones, and a 2.5% gain for the S&P 500 compared to a -6.8% return for the NASDAQ and a -3.3% return for the Russell 2000. The growth vs. value comparison is even more telling as the Russell 2000 Growth Index lost -8.2% for the fourth quarter while the Russell 2000 Value Index gained 1.7%. Technology stocks suffered through an extremely volatile year, with strong second and third quarters sandwiched between dismal first and fourth quarters. In December, a few technology stocks disappointed Wall Street with poor quarterly earnings, so the analyst community immediately blamed the Southeast Asian crisis as the primary reason that they had grossly overestimated the latest quarterly earnings. As a result, the analyst community started to slash their 1998 earnings estimates on many leading technology stocks. Then another bomb fell in December when 3M announced that its earnings would be hindered by the Southeast Asian crisis. All of a sudden, the Southeast Asian crisis was encompassing more than just technology stocks, so the entire U.S. stock market sold off because the analyst community rushed to aggressively cut earnings estimates on many leading companies. This year the strongest performing stocks were found in the financial sectors as they continued to benefit from an excellent interest rate environment.

     THE FUND

o In 1997 the Northstar Variable Trust Growth Portfolio was up 14.66 % compared to the Lipper Small Company Fund Index which was up 15.05%.

o The top performing stocks in the Portfolio for this period included: Mail Well Inc., Keane Inc., Family Dollar Stores, Herman Miller Inc., and Suiza Food Corp. Amongst the underperformers were: Federal Mogul Corp., Hayes Lemmerz International, Catalytica Inc., Cellstar Corp., and Wellsford Residential.

     CURRENT STRATEGY

o What the stock market needs is for leading stocks, such as IBM or Microsoft to release great fourth quarter earnings to inspire a little confidence in the overall stock market. Unfortunately, the year-to-year earnings comparisons make it hard for many stocks, such as Intel, to report fourth quarter earnings that are higher than they were one year earlier. Intel's latest quarterly earnings are estimated to fall compared to the same quarter one year earlier. Fortunately, most of our stocks have been largely removed from the recent earnings estimate cuts by the analyst community. One factor that will eventually cause the stock market to rally is that the Federal Reserve Board will likely cut key interest rates at its next Federal Open Market Committee (FOMC) meeting. Economists now fear that deflation may temporarily appear on the consumer level, which is one of the main reasons that the Federal Reserve Board will likely cut key short-term interest rates. The strong U.S. dollar is now one of the primary reasons that deflation is rampant. Our models continue to focus on earnings surprise earnings momentum screens. The Variable Trust Growth Portfolio currently has a 7% large cap allocation, 43% mid cap allocation and 48% small cap allocation.




--------------------------------------------------------------------------------
Fund Information                                                Total Net Assets
(All data are as of 12/31/97)                                        $32,156,331
--------------------------------------------------------------------------------

                                 Top 10 Holdings
Name                                                                      %Fund

(1)          Aliant Communications, Inc.                                  2.4%
(2)          Costco Cos., Inc                                             2.2
(3)          Dean foods Co.                                               2.2
(4)          Systems & Computer Technology Corp.                          2.1
(5)          Exel Ltd.                                                    2.0
(6)          Mail-Well, Inc.                                              2.0
(7)          Mercury General Corp.                                        2.0
(8)          Amsouth Bancorp                                              1.9
(9)          Dallas Semiconductor Corp.                                   1.9
(10)         Family Dollar Stores, Inc.                                   1.9
                                                                         ====
                                                                         20.6%
                                                                         ====




  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                                Top 5 Industries
                          (by percentage of net assets)

Banks                                                                    14.0%

Food & Beverage                                                           7.6%

Insurance                                                                 6.7%

Retail                                                                    5.9%

Telecommunications                                                        4.1%










                       SEC Average Annual Rates of Return
                      (at maximum applicable sales charge)
                      ------------------------------------


                         Inception                1 year
                         -------------------------------
                           16.89%                  7.66%


                             Cumulative Total Return
                          (do not reflect sales charge)
                   ------------------------------------------

                         Inception                1 year
                         -------------------------------
                           82.06%                 14.66%

                    NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO


     Growth of $10,000 invested in Northstar Variable Trust Growth Portfolio from inception through the Portfolio's Fiscal Year End.

The graph below illustrates the hypothetical investment of $10,000 in the Northstar Variable Trust Growth Portfolio from May 6, 1994 (inception of the Portfolio) through December 31, 1997, assuming the reinvestment of dividends and capital gains at net asset value, compared to the S&P 500 Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.


                    Northstar Variable Trust Growth Portfolio

                                [GRAPHIC OMITTED]


                           Average Annual Total Return
                           1-Year               14.66%
                           Since Inception      17.79%

NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                   Shares        Value
--------------------------------------------------------------------------------
Common Stocks - 97.30%
Advanced Medical Devices - 1.22%
Guidant Corp.                                               6,300     $  392,175
                                                                      ----------

Advertising/Marketing - 1.23%
Advo, Inc. @                                               20,200        393,900
                                                                      ----------

Air Freight/Couriers - 1.80%
Expeditors International of Washington, Inc.               15,000        577,500
                                                                      ----------

Airlines - 1.53%
Alaska Air Group, Inc. @                                   12,700        492,125
                                                                      ----------

Apparel/Fabric - 1.50%
Kellwood Co.                                               16,100        483,000
                                                                      ----------

Auto Parts & Equipment - 2.50%
Federal-Mogul Corp.                                        10,200        413,100
Hayes Lemmerz International, Inc. @                        14,000        392,000
                                                                      ----------
                                                                         805,100
                                                                      ----------

Banks - 13.97%
Amsouth Bancorp                                            11,500        624,594
Associated Banc-Corp                                        7,420        409,027
Commerce Bancshares, Inc.                                   5,685        385,159
Dime Bancorp, Inc.                                         16,000        484,000
Fifth Third Bancorp                                         5,700        465,975
First of America Bank Corp.                                 5,700        439,612
Northern Trust Corp.                                        6,000        418,500
ONBANCorp, Inc.                                             7,000        493,500
U.S. Trust Corp.                                            7,400        463,425
Zions Bancorp                                               6,800        308,550
                                                                      ----------
                                                                       4,492,342
                                                                      ----------

Building Materials - 2.76%
Centex Construction Products, Inc.                         16,700        503,088
Southdown, Inc.                                             6,500        383,500
                                                                      ----------
                                                                         886,588
                                                                      ----------

Catalogue/Specialty Distribution - 1.49%
Fingerhut Cos., Inc.                                       22,400        478,800
                                                                      ----------

Computer Software/Services - 4.79%
Keane, Inc. @                                              15,000        609,375
Microsoft Corp. @                                           2,500        323,125
Tandy Corp.                                                15,800        609,287
                                                                      ----------
                                                                       1,541,787
                                                                      ----------

NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                  Shares         Value
--------------------------------------------------------------------------------
Construction/Equipment/Trucks - 1.42%
Wabash National Corp.                                     16,000      $  455,000
                                                                      ----------

Construction Materials - 1.63%
PACCAR, Inc.                                              10,000         525,000
                                                                      ----------

Containers and Packaging - 3.09%
Ball Corp.                                                15,200         536,750
Owens-Illinois, Inc. @                                    12,000         455,250
                                                                      ----------
                                                                         992,000
                                                                      ----------

EDP Peripherals - 1.37%
Mti Technology Corp. @                                    33,200         439,900
                                                                      ----------

EDP Services - 2.16%
Systems & Computer Technology Corp. @                     14,000         694,750
                                                                      ----------

Electronics - 2.10%
CellStar Corp. @                                          12,600         250,425
Smart Modular Technologies, Inc. @                        18,400         423,200
                                                                      ----------
                                                                         673,625
                                                                      ----------

Environmental Control - 3.46%
Catalytica, Inc. @                                        35,000         415,625
Eastern Environmental Services, Inc. @                    16,300         358,600
Newpark Resources, Inc. @                                 19,400         339,500
                                                                      ----------
                                                                       1,113,725
                                                                      ----------

Financial Services - 1.30%
20th Century Industries                                   16,100         418,600
                                                                      ----------

Food & Beverage - 7.60%
Canandaigua Brands, Inc. @                                 7,600         420,850
ConAgra, Inc.                                             14,200         465,937
Dean Foods Co.                                            12,000         714,000
Smithfield Foods, Inc. @                                   7,500         247,500
Suiza Foods Corp. @                                       10,000         595,625
                                                                      ----------
                                                                       2,443,912
                                                                      ----------

Healthcare/Pharmaceutical - 1.58%
ICN Pharmaceuticals, Inc.                                 10,400         507,650
                                                                      ----------

Home Furnishings - 1.27%
Ethan Allen Interiors, Inc.                               10,600         408,763
                                                                      ----------

Hospital /Nursing Management - 1.68%
Universal Health Services, Inc. @                         10,700         539,013
                                                                      ----------

NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                  Shares         Value
--------------------------------------------------------------------------------
Hotels/Resorts - 1.84%
Carnival Corp.                                           10,700       $  592,513
                                                                      ----------

Insurance - 6.70%
CMAC Investment Corp.                                     9,800          591,675
Exel Ltd.                                                10,300          652,762
Mercury General Corp.                                    11,800          651,950
Mutual Risk Management Ltd.                               8,600          257,463
                                                                      ----------
                                                                       2,153,850
                                                                      ----------

Medical/Nursing Services - 0.94%
Lincare Holdings, Inc. @                                  5,300          302,100
                                                                      ----------

Multi-Sector Companies - 0.93%
McDermott International, Inc.                             8,200          300,325
                                                                      ----------

Office Equipment/Supplies - 1.49%
Herman Miller, Inc.                                       8,800          480,150
                                                                      ----------

Oil & Gas - 0.43%
Forcenergy, Inc. @                                        5,300          138,794
                                                                      ----------

Oil & Gas Exploration - 0.98%
Camco International, Inc.                                 4,950          315,253
                                                                      ----------

Paper - 1.31%
Buckeye Technologies, Inc. @                              9,100          420,875
                                                                      ----------

Printing - 1.96%
Mail-Well, Inc. @                                        15,600          631,800
                                                                      ----------

Publishing - 1.19%
Houghton Mifflin Co.                                     10,000          383,750
                                                                      ----------

Real Estate Investment Trust - 1.62%
Mack California Realty Corp.                             12,700          520,700
                                                                      ----------

Retail - 5.89%
Costco Cos., Inc. @                                      16,000          714,000
Family Dollar Stores, Inc.                               21,000          615,562
Funco, Inc. @                                            18,000          267,750
The Gap, Inc.                                             8,400          297,675
                                                                      ----------
                                                                       1,894,987
                                                                      ----------

NORTHSTAR VARIABLE TRUST GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997

                                                        Shares/
Security                                            Principal Amount     Value
--------------------------------------------------------------------------------
Savings & Loan - 1.44%
Great Financial Corp.                                     9,100      $  464,100
                                                                     -----------

Semiconductor - 1.90%
Dallas Semiconductor Corp.                               15,000         611,250
                                                                     -----------

Supermarkets - 1.56%
Dominick's Supermarkets, Inc. @                          13,700         500,050
                                                                     -----------

Telecommunications - 4.11%
Aliant Communications, Inc.                              24,100         756,137
Portugal Telecom SA **                                   12,000         564,000
                                                                     -----------
                                                                      1,320,137
                                                                     -----------

Wholesale Distributors - 1.56%
VWR Scientific Products Corp. @                          17,800         502,850
                                                                     -----------

Total Common Stocks
(cost $27,534,171)                                                   31,288,739
                                                                     -----------

Total Investment Securities - 97.30%
(cost $27,534,171)                                                   31,288,739


Repurchase Agreement - 11.46%

Agreement  with State Street Bank and
Trust bearing interest at 5.75% dated
12/31/97 to be repurchased 1/02/98 in
the   amount   of   $3,686,177    and
collateralized   by  $3,760,000  U.S.
Treasury  Bills,  5.75% due  12/31/98
value $3,763,527
(cost $3,685,000)                                  $  3,685,000       3,685,000

Liabilities in excess of other assets - (8.76%)                      (2,817,408)
                                                                   ------------

Net Assets - 100.00%                                               $ 32,156,331
                                                                   ============


@    Non-income producing security.
**   American Depositary Receipts.









    The accompanying notes are an integral part of the financial statements.

             NORTHSTAR VARIABLE TRUST INTERNATIONAL VALUE PORTFOLIO

     THE MARKETS

o The environment for stocks during the period was among the most difficult in recent memory. Widespread currency devaluations in Asia ignited a global firestorm of volatility, leaving few markets unscathed. The MSCI Europe Australasia Far East Index (EAFE) fell by 6.92% between August 20 and December 31, 1997. By comparison, U.S. stocks fared reasonably well. While volatility increased dramatically, the Standard & Poor's 500 returned a positive 4.02% over the same time period.

o The largest declines were in Asia itself. Equity markets in Thailand, Malaysia, South Korea, Indonesia, and Hong Kong each lost more than 32%. In dollar terms, the MSCI Pacific Free Index (excluding Japan) fell 28.83% over the period.

o European equity markets were the bright spot for the period. The MSCI Europe Index gained 6.7%, with many major markets ending the period in positive territory.

     THE FUND

o The Fund returned 1.30% during the period from August 8 through December 31, 1997. The Lipper Index of International Equity Funds returned -7.45% for the same period.

o The performance of the European holdings far exceeded that of the other regions, particularly Asia. The strongest performers were those holdings in Denmark, Italy, and France, which slightly offset the negative performance of holdings in Hong Kong, Thailand, and Japan.

     CURRENT STRATEGY

o The bottom-up, value philosophy used in managing the Fund will be consistently applied to find the best opportunities available in non-US markets. There is no focus on top-down macroeconomic evaluations or forecasts in structuring the Fund. Country and industry exposure are exclusively a residual of the purchase of individual businesses that meet the strict value criteria.

o The fundamental valuations of the Fund reflect, and will continue to reflect, significant discounts to the world market averages. This absolute value focus has performed very favorably in declining market environments as well as doing well over long-term market cycles.

o The Fund will endeavor to stay fully invested in non-US equities and will not attempt to anticipate short-term market movements. We will hold the best values available without bias to either country or industry.


--------------------------------------------------------------------------------
Fund Information                                                Total Net Assets
(All data are as of 12/31/97)                                          5,937,024
--------------------------------------------------------------------------------

                                 Top 10 Holdings

Name                                                                      %Fund

(1)  Groupe Danone                                                         5.0%
(2)  Daimler-Benz AG                                                       4.9
(3)  Nestle SA                                                             4.6
(4)  Tele Danmark A/S                                                      4.2
(5)  Istituto Mobiliare Italiano SpA                                       4.1
(6)  Guinness PLC                                                          4.0
(7)  Telecom Italia SpA                                                    3.9
(8)  Den Danske Bank A/S                                                   3.8
(9)  Hitachi Ltd. Co.                                                      3.7
(10) Tokio Marine & Fire Insurance                                         3.6
                                                                          =====
                                                                          41.8%
                                                                          =====

     [THE FOLLOWING WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                                 Top 5 Countries
                          (by percentage of net assets)


France                                                                   14.6%

Italy                                                                    13.0%

United Kingdom                                                            9.4%

Japan                                                                     8.5%

Denmark                                                                   8.1%


                       SEC Average Annual Rates of Return
                      (at maximum applicable sales charge)
                   -------------------------------------------

                      Inception                     1 year
                      ------------------------------------
                        -5.70%                       N/A


                             Cumulative Total Return
                          (do not reflect sales charge)
                  --------------------------------------------

                      Inception                      1 year
                      -------------------------------------
                         1.30%                        N/A

             NORTHSTAR VARIABLE TRUST INTERNATIONAL VALUE PORTFOLIO


             Growth of $10,000 invested in Northstar Variable Trust
                  International Value Portfolio from inception
                       through the Fund's Fiscal Year End.

The graph below illustrates the hypothetical investment of $10,000 in the Northstar Variable Trust International Value Portfolio from August 8, 1997 (inception of the Fund) through December 31, 1997, assuming the reinvestment of dividends and capital gains at net asset value, compared to the Morgan Stanley EAFE Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.



                                [GRAPHIC OMITTED]

                           Average Annual Total Return
                           Since Inception       1.30%

NORTHSTAR VARIABLE TRUST INTERNATIONAL VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                    Shares       Value
--------------------------------------------------------------------------------
Common Stocks - 93.58%
Automotive - 8.06%
Daimler-Benz AG ( Germany )                                  4,110    $  288,325
PSA Peugeot Citroen SA ( France )                            1,510       190,428
                                                                      ----------
                                                                         478,753
                                                                      ----------

Banking - 17.44%
Argentaria SA ( Spain )                                      2,000       121,693
Banca Commerciale Italiana SpA ( Italy )                    42,300       147,058
Compagnie Financiere de Paribas ( France )                   1,290       112,099
Den Danske Bank A/S ( Denmark )                              1,700       226,521
Development Bank of Singapore Ltd. ( Singapore )            10,600        90,561
Istituto Mobiliare Italiano SpA ( Italy )                   20,300       240,984
Societe Generale SA ( France )                                 710        96,735
                                                                      ----------
                                                                       1,035,651
                                                                      ----------

Beverages/Tobacco - 7.83%
B.A.T. Industries PLC ( United Kingdom )                    17,000       155,026
Companhia Cervejaria Brahma ** ( Brazil )                    5,200        73,775
Guinness PLC ( United Kingdom )                             25,800       236,037
                                                                      ----------
                                                                         464,838
                                                                      ----------

Electrical & Electronics - 3.72%
Hitachi Ltd. ( Japan )                                      31,000       220,801
                                                                      ----------

Energy - 2.90%
Nippon Oil Co. Ltd. ( Japan )                               11,000        28,391
YPF Sociedad Anonima ** ( Argentina )                        4,200       143,587
                                                                      ----------
                                                                         171,978
                                                                      ----------

Food & Household Products - 9.64%
Groupe Danone ( France )                                     1,660       296,503
Nestle SA ( Switzerland )                                      184       275,647
                                                                      ----------
                                                                         572,150
                                                                      ----------

Health/Personal Care - 0.65%
Ono Pharmaceutical Co., Ltd. ( Japan )                       2,000        38,753
                                                                      ----------

Insurance - 11.74%
Assurances Generales de France ( France )                    3,200       169,557
INA SpA ( Italy )                                           75,900       153,817
ING Groep N.V. ( Netherlands )                               3,800       158,361
Tokio Marine & Fire Insurance Co. ( Japan )                 19,000       215,363
                                                                      ----------
                                                                         697,098
                                                                      ----------

Metals - Steel - 1.20%
Pohang Iron & Steel Co. Ltd. ( South Korea )                 4,100        71,494
                                                                      ----------

NORTHSTAR VARIABLE TRUST INTERNATIONAL VALUE PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                               Shares/    Value
                                                              Principal
                                                               Amount
--------------------------------------------------------------------------------
Miscellaneous Materials & Commodities - 2.54%
De Beers Centenary AG ( South Africa )                         7,400  $ 150,539
                                                                      ----------

Multi - Industry - 6.32%
BTR PLC ( United Kingdom )                                    54,200    163,803
First Pacific Co. Ltd. ( Hong Kong )                          32,000     15,383
Jardine Matheson Holdings Ltd. ( Singapore )                  38,400    195,840
                                                                      ----------
                                                                        375,026
                                                                      ----------

Telecommunications - 12.82%
Royal PTT Nederland NV ( Netherlands )                         3,850    160,634
Tele Danmark A/S ( Denmark )                                   4,060    251,828
Telecom Italia SpA ( Italy )                                  36,000    229,961
Telecomunicacoes Brasileiras SA ** ( Brazil )                  1,020    118,766
                                                                      ----------
                                                                        761,189
                                                                      ----------

Utilities - Electrical & Gas - 8.72%
Centrais Eletricas Brasileiras SA ** ( Brazil )                8,200    200,818
EVN Energie-Versorgung Niederoesterreich AG ( Austria )          670     88,050
Korea Electric Power Corp. ** ( South Korea )                 17,000    171,062
Union Electrica Fenosa, SA ( Spain )                           6,000     57,499
                                                                      ----------
                                                                        517,429
                                                                      ----------

Total Common Stocks
(cost $5,366,018)                                                     5,555,699
                                                                      ----------

Total Investment Securities - 93.58%
(cost $5,366,018)                                                     5,555,699


Repurchase Agreement - 6.62%
Agreement  with State Street Bank and
Trust bearing interest at 5.75% dated
12/31/97,  to be repurchased  1/02/98
in  the   amount  of   $393,126   and
collateralized   by   $395,000   U.S.
Treasury  Bonds,  5.875% due 1/31/99,
value $405,327
(cost $393,000)                                           $  393,000    393,000

Liabilities in excess of other assets - (0.20%)                         (11,675)
                                                                    -----------

Net Assets - 100.00%                                                $ 5,937,024
                                                                    ===========


**   American Depositary Receipts.




    The accompanying notes are an integral part of the financial statements.

              NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO


     THE MARKETS

o The U.S. financial Markets experienced another year of strong gains. The Dow industrials had a total return of 24.9%. The S&P 500 posted a 33.31% gain as relatively few large cap growth stocks such as GE dominated the index. Smaller cap stocks in Russell 2000 were up 22.2% The total return for the 10 year U.S. Treasury bond was 11.1%, while the average for the bond funds followed by Lipper was a gain of 8.7%. By year end, current yield for 10 and 30 year Treasuries had dropped to 5.74% and 5.92%, respectively, down from 6.41% and 6.64% at the end of 1996. Quality spreads for corporate bonds narrowed for most of the year until the crisis is Asia reversed the trend during the final quarter.

o These favorable returns were driven by a combination of surprisingly strong economic growth of well over 3% and even more surprisingly, a reduced level of inflation, down towards 2%. Despite growing global competition, strong productivity gains allowed corporations to maintain high profit margins and produce earnings increases of better than 10% for the S&P 500.

o After mid-October the growing crisis in Asia had a dramatic impact causing the flight to quality within both the bond and stock markets as the U.S. appreciated and expectations for inflation and economic growth fell. Investor anticipated problems with demand, price, defaults, and profit margins sold off many cyclical, technology, commodity, and global financial stocks bidding up many domestic or consistent growth stocks.

     THE FUND

o The return for the portfolio in 1997 was 15.8%. This compares favorably to the average bond fund in Lipper at 8.7%, which was less than the average U.S. stock fund at 24.4%, and somewhat lagged the average balanced fund at 19.0%. The holdings of equities concentrated in the yielding Dow stocks plus investment grade bonds were not the market leaders in the first three quarters. The stronger than expected stock market was driven by growth stocks and quality spreads narrowed for bonds. Several of the higher yielding Dow stocks were actually down for the year (3M, Kodak, Sears).

o Beginning in mid-November the list of stocks was broadened. Some of the large positions in high dividend low growth Dow stocks were eliminated or reduced in favor of a more diversified portfolio including some faster growers. Positions in the major autos and integrated oils were cut, while some technology, services, and real estate stocks were added. These changes plus the general flight to quality for stocks and bonds helped performance in the fourth quarter. Holdings of large-cap growth stocks (GE, Merck, ATT, Bristol-Myers, Philip Morris) were leaders.

     CURRENT STRATEGY

o The Fund remains invested in about 60% dividend paying stocks with an average dividend yield of 2.6%, about 1% point higher than the S&P 500. Increased diversification of the equities continues. High quality domestic bonds are 40% of the portfolio (average rating AA-, coupon 6.9%, maturity 9.4yrs.) and bring the yield of the portfolio up to 4.3% before expenses. Holdings in GNMA bonds that no longer trade below par and are increasingly subject to redemption are being switched into corporates where yields have widened somewhat compared to treasuries.

o More facts will become available concerning the new global environment as companies report recent operations. Research efforts will focus on companies with strong fundamentals in beaten down sectors where exaggerated conceptual fears may have made the stocks true bargains.



--------------------------------------------------------------------------------
Fund Information                                                Total Net Assets
(All data are as of 12/31/97)                                        $21,530,856
--------------------------------------------------------------------------------

                                 Top 10 Holdings

      Name                                                                %Fund

(1)   GNMA , 6.50%, due 2/15/26                                            6.8%
(2)   U.S. Treasury Notes, 6.50%, due 10/15/06                             6.6
(3)   General Electric                                                     3.9
(4)   Philip Morris Cos., Inc                                              3.5
(5)   E.I. du Pont De Nemours & Co.                                        3.4
(6)   Bristol-Meyers Squibb Co.                                            3.0
(7)   Minnesota, Mining & Manufacturing                                    2.7
(8)   J.P. Morgan & Co., Inc.                                              2.7
(9)   U.S. Treasury Notes, 6.50%,                                          2.7
      due 5/31/01                                                          2.4
(10)  Deere & Co.                                                          2.3
                                                                          ====
                                                                          40.0%
                                                                          ====



     [THE FOLLOWING WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                                Top 5 Industries
                          (by percentage of net assets)

Real Estate
Investment Trust                                                            9.3%

Consumer Products                                                           7.9%

Finance & Banking                                                           6.4%

Financial                                                                   5.3%

Pharmaceutical                                                              5.0%










                       SEC Average Annual Rates of Return
                      (at maximum applicable sales charge)
                  --------------------------------------------

                        Inception                  1 year
                        ---------------------------------
                          13.27%                    8.81%


                             Cumulative Total Return
                          (do not reflect sales charge)
                  --------------------------------------------

                       Inception                   1 year
                       ----------------------------------
                         62.78%                    15.81%

              NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO


             Growth of $10,000 invested in Northstar Variable Trust
                   Income and Growth Portfolio from inception
                    through the Portfolio's Fiscal Year End.

The graph below illustrates the hypothetical investment of $10,000 in the Northstar Variable Trust Income and Growth Portfolio from May 6, 1994 (inception of the Portfolio) through December 31, 1997, assuming the reinvestment of dividends and capital gains at net asset value, compared to the S&P 500 Index and the Lehman Brothers' Government/Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.


              Northstar Variable Trust Income And Growth Portfolio


                                [GRAPHIC OMITTED]

                           Average Annual Total Return
                           1-Year               15.81%
                           Since Inception      14.24%

NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                  Shares        Value
--------------------------------------------------------------------------------
Common Stocks - 60.73%
Aerospace & Defense - 1.09%
Boeing Co.                                                 4,800      $  234,900
                                                                      ----------

Auto Parts & Equipment - 0.87%
Magna International, Inc. @@                               3,000         188,438
                                                                      ----------

Automotive - 1.19%
Chrysler Corp.                                             7,300         256,869
                                                                      ----------

Capital Goods Manufacturing - 3.91%
General Electric Co.                                      11,460         840,877
                                                                      ----------

Chemicals - 4.20%
E.I. du Pont De Nemours & Co.                             12,045         723,453
Eastman Chemical Co.                                       3,050         181,665
                                                                      ----------
                                                                         905,118
                                                                      ----------

Computers - 1.47%
Compaq Computer Corp.                                      5,600         316,050
                                                                      ----------

Consumer Products - 7.89%
Kimberly-Clark Corp.                                       7,490         369,351
Minnesota, Mining & Manufacturing Co.                      7,000         574,437
Philip Morris Cos., Inc.                                  16,650         754,453
                                                                      ----------
                                                                       1,698,241
                                                                      ----------

Electrical Equipment - 1.07%
AMP, Inc.                                                  5,500         231,000
                                                                      ----------

Energy - 1.58%
Mobil Corp.                                                4,700         339,281
                                                                      ----------

Finance  & Banking - 6.34%
Bankers Trust New York Corp.                               2,510         282,218
J. P. Morgan & Co., Inc.                                   5,085         573,969
Mellon Bank Corp.                                          4,600         278,875
NationsBank Corp.                                          3,800         231,088
                                                                      ----------
                                                                       1,366,150
                                                                      ----------

Forest & Paper Products - 1.39%
International Paper Co.                                    6,920         298,425
                                                                      ----------

Insurance - 2.09%
Conseco, Inc.                                              7,500         340,781
Nationwide Financial Services, Inc.                        3,000         108,375
                                                                      ----------
                                                                         449,156
                                                                      ----------

NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                  Shares         Value
--------------------------------------------------------------------------------
Machinery - 2.27%
Deere & Co.                                               8,400       $  489,825
                                                                      ----------

Office Equipment/Supplies - 1.58%
Xerox Corp.                                               4,600          339,538
                                                                      ----------

Oil & Gas - 2.17%
El Paso Natural Gas Co.                                   3,400          226,100
ENSCO International, Inc.                                 7,200          241,200
                                                                      ----------
                                                                         467,300
                                                                      ----------

Oil & Gas Drilling - 1.22%
Baker Hughes, Inc.                                        6,000          261,750
                                                                      ----------

Petroleum Services - 1.57%
Schlumberger, Ltd.                                        4,200          338,100
                                                                      ----------

Pharmaceutical - 4.95%
Bristol-Myers Squibb Co.                                  6,880          651,020
Merck & Co., Inc.                                         3,900          414,375
                                                                      ----------
                                                                       1,065,395
                                                                      ----------

Printing & Publishing - 0.28%
Meredith Corp.                                            1,700           60,669
                                                                      ----------

Real Estate Investment Trust - 9.22%
CarrAmerica Realty Corp.                                 11,500          364,406
Developers Diversified Realty Corp.                       5,600          214,200
Felcor Suite Hotels, Inc.                                 6,700          237,850
Glimcher Realty Trust                                     8,640          194,940
Kilroy Realty Corp.                                      10,500          301,875
Spieker Properties, Inc.                                  6,500          278,688
Starwood Lodging Trust                                    6,800          393,550
                                                                      ----------
                                                                       1,985,509
                                                                      ----------

Semiconductor - 1.01%
Intel Corp.                                               3,100          217,775
                                                                      ----------

Technology - 0.67%
Lucent Technologies, Inc.                                 1,798          143,615
                                                                      ----------

Telecommunications - 1.71%
AT&T Corp.                                                6,020          368,725
                                                                      ----------

Tobacco - 0.99%
RJR Nabisco Holdings Corp.                                5,700          213,750
                                                                      ----------

NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                        Principal
Security                                                  Amount         Value
--------------------------------------------------------------------------------
Total Common Stocks
(cost $11,482,982)                                                   $13,076,456
                                                                     -----------

Domestic Corporate Bonds - 16.50%
Aerospace & Defense - 1.17%
Raytheon Co.
6.45%, Notes, 8/15/02                                $   250,000         252,235
                                                                     -----------

Airlines - 0.74%
Continental Airlines, Inc.
7.82%, Pass-Thru Certificates, 4/15/15                   147,059         158,852
                                                                     -----------

Broadcasting & Media - 1.44%
A.H. Belo Corp.
7.125%, Sr. Notes, 6/01/07                               300,000         310,884
                                                                     -----------

Consumer Products - 1.89%
Avon Products, Inc. #
6.55%, Notes, 8/01/07                                    400,000         407,116
                                                                     -----------

Energy Services - 1.92%
Smith International, Inc.
7.00%, Sr. Notes, 9/15/07                                400,000         413,860
                                                                     -----------

Financial - 5.32%
Bear Stearns Co., Inc.
6.75%, Sr. Notes, 12/15/07                               400,000         402,884
Chase Manhattan Corp.
7.25%, Subordinated Notes, 6/01/07                       300,000         314,784
First Union Corp.
7.50%, Subordinated Notes, 7/15/06                       400,000         427,300
                                                                     -----------
                                                                       1,144,968
                                                                     -----------

Insurance - 0.62%
Leucadia National Corp.
8.25%, Sr. Subordinated Notes, 6/15/05                   125,000         133,640
                                                                     -----------

Pharmaceutical - 1.52%
American Home Products
7.90%, Notes, 2/15/05                                    300,000         326,007
                                                                     -----------

Technology - 1.88%
International Business Machines Corp.
6.45%, Notes, 8/01/07                                    400,000         405,132
                                                                     -----------

Total Domestic Corporate Bonds
(cost $3,424,108)                                                      3,552,694
                                                                     -----------

NORTHSTAR VARIABLE TRUST INCOME AND GROWTH PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                        Principal
Security                                                  Amount        Value
--------------------------------------------------------------------------------
U.S. Government and Agencies - 21.73%
Fannie Mae, 7.33%, due 6/19/07                       $   400,000    $   410,580
Fannie Mae, 7.00%, due 7/17/07                           400,000        406,960
Federal Home Loan Mortgage Corp., 7.05%,
due 12/03/07                                             400,000        401,152
GNMA, 6.50%, due 2/15/26                               1,548,103      1,533,582
U.S. Treasury Notes, 6.50%, due 5/31/01                  500,000        512,175
U.S. Treasury Notes, 6.50%, due 10/15/06               1,350,000      1,414,179
                                                                    -----------

Total U.S. Government and Agencies
(cost $4,589,182)                                                     4,678,628
                                                                    -----------

Total Investment Securities - 98.96%
(cost $19,496,272)                                                   21,307,778


Repurchase Agreement - 5.57%
Agreement  with State Street Bank and
Trust bearing interest at 5.75% dated
12/31/97,  to be repurchased  1/02/98
in  the  amount  of  $1,198,383   and
collateralized   by  $1,200,000  U.S.
Treasury  Notes,  5.875% due 8/31/99,
valued $1,225,996
(cost $1,198,000)                                      1,198,000      1,198,000

Liabilities in excess
of other assets - (4.53%)                                              (974,922)
                                                                   ------------

Net Assets - 100.00%                                               $ 21,530,856
                                                                   ============


@@   Foreign security.
#    Sale restricted to qualified institutional investors.


    The accompanying notes are an integral part of the financial statements.

              NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO


     THE MARKETS

o U.S. economic growth slowed from an annual rate of 4.3% in the fourth quarter of 1996 to an estimated rate of 3.2% in the fourth quarter of 1997. Despite that still unexpectedly high growth, consumer prices rose only 1.7% in 1997, the smallest increase in 11 years. Low inflation, a very strong U.S. dollar and foreign turmoil caused our domestic interest rates to fall. In 1997, yields of 10-year and 30-year Treasury bonds traded in a moderately wide 130 basis points (bps) range. By December 31, 1997, those yields were down approximately 70 bps to 5.74% and 5.92%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices significantly higher.

o High yield bond returns in 1997 were 12.76%, compared to 9.65% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Record-high small cap stock prices helped increase the credit quality and prices of high yield bonds. Among high yield bonds, in general, the lower-rated bonds outperformed the higher-rated bonds (except in the fourth quarter).

o Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 13.18% in 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors. However, increasing economic and financial problems in Asia in the fourth quarter of 1997 caused investors worldwide to reassess the values of their investments, which interrupted the earlier strong rise in prices of stocks and bonds here and abroad.

o A strong and rising U.S. dollar made it very difficult to find good values among bonds denominated in foreign currencies.

     THE FUND

o In 1997, the total return of the Fund's shares was 6.15%; the Lipper average was 8.74%. A strong sales effort helped net assets rise 67% in 1997, from $6.3MM to $10.5MM.

o The Fund cut its cash holdings from 13% to 3% in order to increase its total return. We raised the Fund's holdings of U.S. government bonds from 18% to 30% to take advantage of declining interest rates and to offset some of the risk associated with the Fund's emerging market positions. Foreign investments (both high yield and investment grade) were reduced from their peak levels to 22% by the end of 1997.

o The requirement that the Fund have no more than 50% of its assets in high yield continued to constrain our total return in 1997.

     CURRENT STRATEGY

o Continue above-average exposure in non-cyclicals; keep duration at or below 6 years to limit volatility.

o Upgrade the credit quality of high-yield holdings. Maintain portfolio allocations near the permitted limit of 50% high yield. Invest 15% in U.S. government bonds and 35% in investment grade bonds. We will eliminate virtually all emerging market exposure until a bottom has clearly occurred, after which we will position the Fund to participate in the above-average returns that a recovery in emerging market bond prices should generate.




--------------------------------------------------------------------------------
Fund Information                                                Total Net Assets
(All data are as of 12/31/97)                                        $10,548,167
--------------------------------------------------------------------------------

                                 Top 10 Holdings
      Name                                                                %Fund

 (1)  U.S.Treasury Notes, 5.875%, due 9/30/02                               7.2%
 (2)  Fannie Mae, 6.50%, due 5/18/26                                        4.6
 (3)  Empresa Electrica Del Norte Grande SA                                 4.2
 (4)  Fannie Mae, 7.00%, due 6/18/25                                        4.2
 (5)  U.S. Treasury Notes, 6.625%, due 4/30/02                              3.7
 (6)  Fannie Mae, 7.50%, due 12/18/27                                       3.4
 (7)  Residential Funding Corp.                                             3.1
 (8)  Paxson Communications Corp.                                           2.7
 (9)  Superior National Insurance Group, Inc.                               2.4
(10)  Fannie Mae, 7.50%, due 12/18/27                                       2.4
                                                                           ====
                                                                           37.9%
                                                                           ====




     [THE FOLLOWING WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                               Sector Allocations
                          (by percentage of net assets)

High Yield                                                                 43.6%

U.S. Government                                                            33.1%

Investment
Grade                                                                      16.8%

Equities                                                                    3.3%

Cash                                                                        3.2%









                       SEC Average Annual Rates of Return
                      (at maximum applicable sales charge)
                  --------------------------------------------

                       Inception                   1 year
                       ----------------------------------
                         34.27%                    -0.70%


                             Cumulative Total Return
                          (do not reflect sales charge)
                    -----------------------------------------

                       Inception                    1 year
                       -----------------------------------
                         39.27%                      6.15%

              NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO


             Growth of $10,000 invested in Northstar Variable Trust
                           Multi-Sector Bond Portfolio
             from inception through the Portfolio's Fiscal Year End.

The graph below illustrates the hypothetical investment of $10,000 in the Northstar Variable Trust Multi-Sector Bond Portfolio from May 6, 1994 (inception of the Portfolio) through December 31, 1997, assuming the reinvestment of dividends and capital gains at net asset value, compared to the Lehman Brothers' Government/Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.



              Northstar Variable Trust Multi-sector Bond Portfolio

                                [GRAPHIC OMITTED]

                           Average Annual Total Return
                           1-Year                6.15%
                           Since Inception       9.47%

NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                       Principal
Security                                                 Amount          Value
--------------------------------------------------------------------------------
Investment Grade Securities - 16.81%
Domestic Bonds & Notes - 5.07%
Electric Utilities - 1.06%
Boston Edison Co.
9.375%, Debentures, 8/15/21                        $    100,000     $    111,632
                                                                    ------------

Oil & Gas - 1.98%
PDV America, Inc.
7.875%, Sr. Notes, 8/01/03                              200,000          209,348
                                                                    ------------

Telecommunications - 2.03%
TCI Communications, Inc.
8.00%, Sr. Notes, 8/01/05                               200,000          214,372
                                                                    ------------

Total Domestic Bonds & Notes                                             535,352
                                                                    ------------

Foreign Bonds & Notes - 11.74%
Diversified Financial Services - 1.75%
Guangdong Enterprises Holding Ltd. #
8.875%, Sr. Notes, 5/22/07                              200,000          184,694
                                                                    ------------

Electric Utilities - 4.24%
Empresa Electrica Del Norte Grande SA #
7.75%, Notes, 3/15/06                                   450,000          446,602
                                                                    ------------

Foreign Government Securities - 5.75%
Poland Government $
3.25/7.00%, due 10/27/24                                250,000          169,687
Republic of Columbia
7.25%, due 2/23/04                                      150,000          142,451
Republic of Indonesia
7.75%, due 8/01/06                                      150,000          120,240
Republic of Italy  @@ (1)
12.00%, due 5/01/02                                 245,000,000          174,187
                                                                    ------------
                                                                         606,565
                                                                    ------------

Total Foreign Bonds & Notes                                            1,237,861
                                                                    ------------

Total Investment Grade Securities
(cost $1,764,601)                                                      1,773,213
                                                                    ------------

NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                          Principal
Security                                                    Amount       Value
--------------------------------------------------------------------------------
High Yield Securities - 42.67%
Domestic Bonds & Notes - 32.81%
Airlines - 4.28%
Atlantic Coast Airlines, Inc. #
8.75%, Pass Thru Certificates, 1/01/07                     $250,000     $251,250
Constellation Finance LLC #
9.80%, Asset Backed Notes, 1/01/01                          200,000      200,000
                                                                        --------
                                                                         451,250
                                                                        --------

Broadcasting - 2.41%
Sinclair Broadcast Group, Inc.
9.00%, Sr. Subordinated Notes, 7/15/07                      250,000      253,750
                                                                        --------

Cable Television - 1.86%
Adelphia Communications Corp.
12.50%, Sr. Notes, 5/15/02                                   26,000       27,560
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Secured Discount Notes, 3/15/04              200,000      169,000
                                                                        --------
                                                                         196,560
                                                                        --------

Diversified Financial Services - 0.97%
Central Rents, Inc.
12.875%, Sr. Notes, 12/15/03                                100,000      102,000
                                                                        --------

Energy - 2.38%
AES Corp. #
8.50%, Sr. Subordinated Notes, 11/01/07                     250,000      251,562
                                                                        --------

Entertainment/Film - 0.96%
Paramount Communications, Inc.
8.25%, Sr. Debentures, 8/01/22                              100,000      101,270
                                                                        --------

Food/Beverage/Tobacco - 1.45%
Richmont Marketing Specialists, Inc. #
10.125%, Sr. Subordinated Notes, 12/15/07                   150,000      153,000
                                                                        --------

Healthcare - 1.90%
Vencor, Inc.
8.625%, Sr. Subordinated Notes, 7/15/07                     200,000      200,500
                                                                        --------

Insurance - 3.42%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                      100,000      102,750
Superior National Insurance Group, Inc. #
10.75%, Company Guarantee, 12/01/17                           2,500      257,500
                                                                        --------
                                                                         360,250
                                                                        --------

NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                       Principal
Security                                                 Amount          Value
--------------------------------------------------------------------------------
Oil & Gas - 0.93%
TransAmerican Energy Corp. #
11.50%, Sr. Secured Notes, 6/15/02                      $  100,000    $   98,500
                                                                      ----------

Printing & Publishing - 1.91%
Garden State Newspapers, Inc. #
8.75%, Sr. Subordinated Notes, 10/01/09                    200,000       201,500
                                                                      ----------

Services - 0.96%
Sabreliner Corp.
12.50%, Sr. Notes, 4/15/03                                  96,000       101,040
                                                                      ----------

Telecommunications - 9.38%
Hyperion Telecommunications, Inc. $
0/13.00%, Sr. Discount Notes, 4/15/03                      150,000       109,500
ICG Holdings, Inc. $
0/12.50%, Sr. Secured Discount Notes, 5/01/06              100,000        75,000
ITC Deltacom, Inc.
11.00%, Sr. Notes, 6/01/07                                 200,000       217,000
RCN Corp. #
10.00%, Sr. Notes, 10/15/07                                200,000       208,500
Transtel Pass-Thru Trust SA #
12.50%, Pass-Thru Trust Certificates, 11/01/07             100,000        95,500
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                                 100,000        90,500
WinStar Communications, Inc. $
0/14.00%, Sr. Discount Notes, 10/15/05                     100,000        80,500
WinStar Equipment Corp.
12.50%, Company Guarantee, 3/15/04                         100,000       112,750
                                                                      ----------
                                                                         989,250
                                                                      ----------

Total Domestic Bonds & Notes                                           3,460,432
                                                                      ----------

Foreign Bonds & Notes - 9.86%
Foreign Government Securities - 2.39%
Republic of Turkey #
10.00%, Notes, 9/19/07                                     250,000       252,813
                                                                      ----------

Paper - 1.53%
APP Finance II Mauritius Ltd. $
0/12.00%, Notes, 2/15/04                                   200,000       162,000
                                                                      ----------

Services - 1.70%
Guangzhou-Shen Superhighway Holdings Ltd. #
10.25%, Sr. Notes, 8/15/07                                 200,000       179,000
                                                                      ----------

NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                        Units/
                                                  Principal Amount/
Security                                                Shares           Value
--------------------------------------------------------------------------------
Telecommunications - 3.27%
Colt Telecom Group PLC  $(2)
0/12.00%, Units, 12/15/06                                 200       $   156,000
Occidente Y Caribe Celular SA $
0/14.00%, Sr. Discount Notes, 3/15/04             $   250,000           188,750
                                                                    -----------
                                                                        344,750
                                                                    -----------

Utilities - 0.97%
CE Casecnan Water & Energy Co.
11.95%, Sr. Secured Notes, 11/15/10                   100,000           102,000
                                                                    -----------

Total Foreign Bonds & Notes                                           1,040,563
                                                                    -----------

Total High Yield Securities
(cost $4,377,879)                                                     4,500,995
                                                                    -----------

Convertible Bonds - 0.85%
Telecommunications - 0.85%
SA Telecommunications, Inc.  # *
10.00%, Notes, 8/15/06                                125,000            37,500
Winstar Communications, Inc.  # $
0/14.00%, Sr. Discount Notes, 10/15/05                 50,000            51,750
                                                                    -----------

Total Convertible Bonds
(cost $163,159)                                                          89,250
                                                                    -----------

Preferred Stocks - 3.16%
Broadcasting - 2.66%
Paxson Communications Corp., 12.50% &                   2,763           280,394
                                                                    -----------

Energy - 0.50%
Enron Capital Resources L.P., 9.00%                     2,000            53,376
                                                                    -----------

Total Preferred Stocks
(cost $322,159)                                                         333,770
                                                                    -----------

Warrants - 0.18% @
Consumer Products - 0.02%
Chattem, Inc., (expires 6/17/99)                           50             2,155
                                                                    -----------

Steel - 0.01%
Sheffield Steel Corp., (expires 11/01/01)                 500             1,000
                                                                    -----------

Supermarkets - 0.00%
Dairy Mart Convenience Stores, Inc.,
(expires 12/01/01)                                        666               500
                                                                    -----------

NORTHSTAR VARIABLE TRUST MULTI-SECTOR BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                            Shares/
                                                           Principal
Security                                                     Amount      Value
--------------------------------------------------------------------------------
Telecommunications - 0.15%
Clearnet Communications, Inc., (expires 9/15/05)               660   $     6,270
Hyperion Telecommunications, Inc., (expires 4/15/01)           150         9,000
UNIFI Communications, Inc., (expires 2003)#                    100             0
                                                                     -----------
                                                                          15,270
                                                                     -----------
Total Warrants
(cost $2,000)                                                             18,925
                                                                     -----------

U.S. Government and Agencies - 33.13%
Fannie Mae, 0%, due 4/25/27                            $   242,606       224,309
Fannie Mae, 7.00%, due 6/18/25 - 4/18/27                 1,159,755     1,139,633
Fannie Mae, 7.50%, due 12/18/27                            623,211       614,542
Residential Funding Corp., 7.25%, due 9/25/27              337,409       330,028
Resolution Trust Corp., 8.00%, due 6/25/26                  43,801        43,977
United States Treasury Notes, 5.875%, due 9/30/02          750,000       754,710
United States Treasury Notes, 6.625%, due 4/30/02          375,000       387,608
                                                                     -----------

Total U.S. Government and Agencies
(cost $3,464,435)                                                      3,494,807
                                                                     -----------

Total Investment Securities - 96.80%
(cost $10,094,233)                                                    10,210,960


Other assets less liabilities - 3.20%                                    337,207
                                                                     -----------

Net Assets - 100.00%                                                 $10,548,167
                                                                     ===========


#    Sale restricted to qualified institutional investors.
$    Step Bond.
@@   Foreign Security.
*    Defaulted Security.
&    Payment-in-kind security.
@    Non-income producing security.
(1)  The principal amount shown is shown in the respective country's currency.
(2) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 12/15/06 and 1 warrant.




    The accompanying notes are an integral part of the financial statements.

               NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO

     THE MARKETS

o U.S. economic growth slowed from an annual rate of 4.3% in the fourth quarter of 1996 to an estimated rate of 3.2% in the fourth quarter of 1997. Despite that still unexpectedly high growth, consumer prices rose only 1.7% in 1997, the smallest increase in 11 years. Low inflation, a very strong U.S. dollar and foreign turmoil caused our domestic interest rates to fall. In 1997, yields of 10-year and 30-year Treasury bonds traded in a moderately wide 130 basis points (bps) range. By December 31, 1997, those yields were down approximately 70 bps to 5.74% and 5.92%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices significantly higher.

o High yield bond returns in 1997 were 12.76%, compared to 9.65% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Record-high small cap stock prices helped increase the credit quality and prices of high yield bonds. Among high yield bonds, in general, the lower-rated bonds outperformed the higher-rated bonds (except in the fourth quarter).

o Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 13.18% in 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors. However, increasing economic and financial problems in Asia in the fourth quarter of 1997 caused investors worldwide to reassess the values of their investments, which interrupted the earlier strong rise in prices of stocks and bonds here and abroad.

     THE FUND

o In 1997, the total return of the Fund's shares was 9.00%; the Lipper average was 12.96%. A strong sales effort helped net assets rise 90% during 1997, from $6.6MM to $12.6MM.

o The Fund's performance in 1997 was affected by its significant holdings of cash, by an increase in higher-rated high yield bonds, and by price declines in some of the high-quality emerging market bonds it owns. However, the NAV protection that the large cash position gave the Fund in an increasingly volatile environment largely offset the restraining effects of cash on the yield component of the Fund's total return. The Fund also benefited from increases in the values of its telecommunications and broadcasting holdings.

o Due to the decline in small stock prices in the fourth quarter, on a full-year basis, hardly any of the stocks or equity rights attached to bonds ("equity kickers") held by the Fund were able to boost its returns in 1997. However, many of these positions are poised to make contributions to the Fund's total return in 1998 as their issuers keep growing.

     CURRENT STRATEGY

o Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers. Focus on investments in undervalued bonds that have high yields and above-average potential for capital appreciation.

o Given the significant increase in market volatility and a continuing flight to quality, we will maintain high cash reserves and upgrade the average credit quality of the Fund's other holdings as a defensive measure.





--------------------------------------------------------------------------------
Fund Information                                                Total Net Assets
 (All data are as of 12/31/97)                                       $12,606,164
--------------------------------------------------------------------------------

                                 Top 10 Holdings

      Name                                                                %Fund

(1)  EchoStar Communications Corp.                                         2.5%
(2)  RNC Corp.                                                             2.5
(3)  Hyperion Telecommunications, Inc.                                     2.4
(4)  Statia Terms International, Inc.                                      2.1
(5)  Pindo Deli
     Finance Mauritius Ltd.                                                2.1
(6)  Ameriserve Food Dist., Inc.                                           2.0
(7)  Localiza Rent A Car SA                                                2.0
(8)  Transamerican Refining Corp.                                          2.0
(9)  Intracel Corp.                                                        1.8
(10) ITC Deltacom, Inc.                                                    1.7
                                                                          ====
                                                                          21.1%
                                                                          ====






     [THE FOLLOWING WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

                                Top 5 Industries
                          (by percentage of net assets)


Telecommunications                                                         21.3%

Broadcasting                                                                9.9%

Services                                                                    8.9%

Food/Beverages/Tobacco                                                      6.5%

Healthcare                                                                  6.0%









                       SEC Average Annual Rates of Return
                      (at maximum applicable sales charge)
                  --------------------------------------------

                         Inception                1 year
                         -------------------------------
                           10.30%                  2.00%


                             Cumulative Total Return
                          (do not reflect sales charge)
                   -------------------------------------------

                         Inception                1 year
                         -------------------------------
                           48.15%                  9.00%

               NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO


             Growth of $10,000 invested in Northstar Variable Trust
                High Yield Bond Portfolio from inception through
                        the Portfolio's Fiscal Year End.

The graph below illustrates the hypothetical investment of $10,000 in the Northstar Variable Trust High Yield Bond Portfolio from May 6, 1994 (inception of the Portfolio) through December 31, 1997, assuming the reinvestment of dividends and capital gains at net asset value, compared to the Lehman Brothers' Government/Corporate Bond Index for the same period. All performance data shown represents past performance, and should not be considered indicative of future performance.


               Northstar Variable Trust High Yield Bond Portfolio

                                [GRAPHIC OMITTED]

                           Average Annual Total Return
                           1-Year                9.00%
                           Since Inception      11.34%

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                      Principal Amount/
Security                                                    Units         Value
--------------------------------------------------------------------------------
Domestic Bonds & Notes - 51.71%
Airlines - 1.59%
Atlantic Coast Airlines, Inc. #
8.75%, Pass Thru Certificates, 1/01/07                     $200,000     $201,000
                                                                        --------

Auto Parts & Equipment - 0.83%
Titan Wheel International, Inc.
8.75%, Sr. Subordinated Notes, 4/01/07                      100,000      105,000
                                                                        --------

Automotive - 1.63%
Walbro Corp. #
10.125%, Sr. Notes, 12/15/07                                200,000      206,000
                                                                        --------

Broadcasting - 3.90%
Brill Media Company LLC $ (1)
0/7.50%, Units, 12/15/07                                        200      187,500
Capstar Broadcasting Partners, Inc.
9.25%, Sr. Subordinated Notes, 7/01/07                      100,000      103,250
Sinclair Broadcast Group, Inc.
8.75%, Sr. Subordinated Notes, 12/15/07                     200,000      200,500
                                                                        --------
                                                                         491,250
                                                                        --------

Cable Television - 1.55%
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Secured Discount Notes, 3/15/04              200,000      169,000
Heartland Wireless Communications, Inc.
13.00%, Sr. Notes, 4/15/03                                   75,000       25,875
                                                                        --------
                                                                         194,875
                                                                        --------

Capital Goods Manufacturing - 1.20%
Roller Bearing Co. of America, Inc. #
9.625%, Sr. Subordinated Notes, 6/15/07                     150,000      151,875
                                                                        --------

Chemicals - 1.65%
Hydrochem Industrial Services, Inc.
10.375%, Sr. Subordinated Notes, 8/01/07                    200,000      208,000
                                                                        --------

Computers - 1.62%
Axiohm Transaction, Inc. #
9.75%, Sr. Subordinated Notes, 10/01/07                     200,000      204,000
                                                                        --------

Consumer Products - 2.40%
Packaged Ice Inc.
12.00%, Sr. Notes, 4/15/04                                  150,000      153,750
Packaged Ice, Inc. #
12.00%, Notes, 4/15/04                                      145,000      148,625
                                                                        --------
                                                                         302,375
                                                                        --------

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                      Principal Amount/
Security                                                    Units         Value
--------------------------------------------------------------------------------
Diversified Financial Services - 0.81%
Central Rents, Inc.
12.875%, Sr. Notes, 12/15/03                             $100,000       $102,000
                                                                        --------

Entertainment/Film - 2.43%
Paramount Communications, Inc.
8.25%, Sr. Debentures, 8/01/22                            100,000        101,270
Speedway Motorsports, Inc.
8.50%, Sr. Subordinated Notes, 8/15/07                    200,000        205,000
                                                                        --------
                                                                         306,270
                                                                        --------

Food/Beverage/Tobacco - 4.05%
Ameriserve Food Distribution, Inc. #
8.875%, Sr. Notes, 10/15/06                               250,000        253,750
Aurora Foods, Inc.
9.875%, Sr. Subordinated Notes, 2/15/07                    95,000        100,700
North Atlantic Trading, Inc.
11.00%, Sr. Notes, 6/15/04                                100,000        105,000
Standard Commercial Corp. #
8.875%, Company Guarantee, 8/01/05                        150,000        151,500
Toms Foods, Inc. #
10.50%, Sr. Notes, 11/01/04                               200,000        201,000
                                                                        --------
                                                                         811,950
                                                                        --------

Healthcare - 4.17%
Alaris Medical Systems, Inc.
9.75%, Sr. Subordinated Notes, 12/01/06                   100,000        105,500
Alliance Imaging, Inc.
9.625%, Sr. Subordinated Notes, 12/15/05                  200,000        204,000
Dade International, Inc.
11.125%, Sr. Subordinated Notes, 5/01/06                  100,000        111,000
Fresenius Medical Care Capital Trust
9.00%, Company Guarantee, 12/01/06                          1,000        105,000
                                                                        --------
                                                                         525,500
                                                                        --------

Insurance - 0.82%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                    100,000        102,750
                                                                        --------

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                      Principal Amount/
Security                                                    Units         Value
--------------------------------------------------------------------------------
Oil & Gas - 4.17%
Benton Oil & Gas Co.
11.625%, Sr. Notes, 5/01/03                             $ 100,000      $ 111,000
Crown Central Petroleum Corp.
10.875%, Sr. Notes, 2/01/05                               100,000        106,000
HS Resources, Inc.
9.875%, Sr. Subordinated Notes, 12/01/03                   50,000         52,000
Transamerican Refining Corp. (2)
16.00%, Units, 6/30/03                                        250        256,250
                                                                       ---------
                                                                         525,250
                                                                       ---------

Services - 1.70%
Allied Waste North America, Inc.
10.25%, Sr. Subordinated Notes, 12/01/06                  100,000        110,250
La Petite Holdings Corp.
9.625%, Sr. Secured Notes, 8/01/01                        100,000        104,500
                                                                       ---------
                                                                         214,750
                                                                       ---------

Shipping - 1.09%
Unisite $(3)
0/13.00%, Units, 12/15/04                                     138        138,000
                                                                       ---------

Steel - 0.82%
WCI Steel, Inc.
10.00%, Sr. Notes, 12/01/04                               100,000        103,000
                                                                       ---------

Supermarkets - 0.86%
Quality Foods
8.70%, Sr. Subordinated Notes, 3/15/07                    100,000        108,750
                                                                       ---------

Telecommunications - 12.03%
Cellnet Data Systems, Inc.  # $
0/14.00%, Sr. Discounted Notes, 10/01/07                  150,000         72,750
Hyperion Telecommunications, Inc. $
0/13.00%, Sr. Discount Notes, 4/15/03                     150,000        109,500
ICG Holdings, Inc. $
0/12.50%, Sr. Secured Discount Notes, 5/01/06             100,000         75,000
Intercel, Inc. $
0/12.00%, Sr. Discount Notes, 5/01/06                     150,000        108,562
ITC Deltacom, Inc.
11.00%, Sr. Notes, 6/01/07                                 200,00        217,000
PriCellular Wireless Corp.
10.75%, Sr. Notes, 11/01/04                               100,000        109,250
RCN Corp.
10.00%, Sr. Notes, 10/15/07                               300,000        312,750

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                      Principal Amount/
Security                                                    Units         Value
--------------------------------------------------------------------------------
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                             $  100,000     $   90,500
Verio, Inc.  # (4)
13.50%, Units, 6/15/04                                        100        119,500
Western Wireless Corp.
10.50%, Sr. Subordinated Notes, 6/01/06                   100,000        108,000
WinStar Communications, Inc. $
0/14.00%, Sr. Discount Notes, 10/15/05                    100,000         80,500
WinStar Equipment Corp.
12.50%, Company Guarantee, 3/15/04                        100,000        112,750
                                                                      ----------
                                                                       1,516,062
                                                                      ----------

Total Domestic Bonds & Notes
(cost $6,267,773)                                                      6,518,657
                                                                      ----------

Foreign Bonds & Notes - 20.46%
Aerospace & Defense - 0.84%
Derlan Manufacturing, Inc.
10.00%, Sr. Notes, 1/15/07                                100,000        105,500
                                                                      ----------

Broadcasting - 1.59%
Antenna TV SA #
9.00%, Sr. Notes, 8/01/07                                 200,000        200,750
                                                                      ----------

Cable Television - 0.60%
Pratama Datakom Asia BV #
12.75%, Company Guarantee, 7/15/05                        125,000         75,625
                                                                      ----------

Consumer Products - 0.27%
International Semi-Tech Corp. $
0/11.50%, Sr. Secured Discount Notes, 8/15/03             100,000         34,500
                                                                      ----------

Paper - 3.56%
APP International Finance Co.
11.75%, Company Guarantee, 10/01/05                       150,000        141,750
Indah Kiat International Finance Corp.
12.50%, Company Guarantee, 6/15/06                         50,000         47,750
Pindo Deli Finance Mauritius Ltd. #
10.75%, Sr. Notes, 10/01/07                               300,000        259,500
                                                                      ----------
                                                                         449,000
                                                                      ----------

Printing & Publishing - 0.54%
Newsquest Capital PLC
11.00%, Sr. Subordinated Notes, 5/01/06                    60,000         67,650
                                                                      ----------

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                      Principal Amount/
Security                                                    Units         Value
--------------------------------------------------------------------------------
Services - 6.39%
Autopistas Del Sol SA #
10.25%, Sr. Notes, 8/01/09                          $   200,000      $   181,500
Intertek Finance PLC
10.25%, Sr. Subordinated Notes, 11/01/06                100,000          105,500
Localiza Rent A Car SA #
10.25%, Sr. Notes, 10/01/05                             300,000          256,500
Statia Terms International, Inc.
11.75%, Mortgage Notes, 11/15/03                        250,000          262,500
                                                                     -----------
                                                                         806,000
                                                                     -----------

Shipping - 1.35%
Navigator Gas Transport  # (5)
12.00%, Units, 6/30/07                                      150          169,500
                                                                     -----------

Telecommunications - 4.51%
Colt Telecom Group PLC $ (6)
0/12.00%, Units, 12/15/06                                   100           78,000
Ionica PLC $
0/15.00%, Sr. Discount Notes, 5/01/07                   200,000           79,000
Microcell Telecommunications  # $
0/11.125%, Sr. Discount Notes, 10/15/07                 250,000           98,842
Occidente Y Caribe Celular SA $
0/14.00%, Sr. Discount Notes, 3/15/04                   150,000          113,250
Rogers Cantel, Inc.
8.80%, Sr. Subordinated Notes, 10/01/07                 200,000          199,500
                                                                     -----------
                                                                         568,592
                                                                     -----------

Utilities - 0.81%
CE Casecnan Water & Energy Co.
11.95%, Sr. Secured Notes, 11/15/10                     100,000          102,000
                                                                     -----------

Total Foreign Bonds & Notes
(cost $2,741,004)                                                      2,579,117
                                                                     -----------

Convertible Bonds - 0.71%
Telecommunications - 0.71%
SA Telecommunications, Inc.  # *
10.00%, Notes, 8/15/06                                  125,000           37,500
WinStar Communications, Inc.  # $
0/14.00%, Sr. Discount Notes, 10/15/05                   50,000           51,750
                                                                     -----------
                                                                          89,250
                                                                     -----------

Total Convertible Bonds
(cost $161,723)                                                          89,250
                                                                     -----------

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


Security                                                    Shares       Value
--------------------------------------------------------------------------------
Common Stocks - 0.22% @
Broadcasting - 0.04%
Pegasus Communications Corp.                                   225     $   4,669
                                                                       ---------

Cable Television - 0.06%
EchoStar Communications Corp.                                  450         7,537
                                                                       ---------

Diversified Financial Services - 0.05%
Central Rents, Inc. #                                          100         6,050
                                                                       ---------

Services - 0.07%
Coinstar, Inc.                                               1,050         9,581
                                                                       ---------

Total Common Stocks
(cost $7,334)                                                             27,837
                                                                       ---------

Convertible Preferred Stocks - 1.77%
Healthcare - 1.77%
Intracel Corp., 8.00%                                       14,390       223,045
                                                                       ---------

Total Convertible Preferred Stocks
(cost $108,526)                                                          223,045
                                                                       ---------

Preferred Stocks - 9.97%
Broadcasting - 2.93%
Chancellor Media Corp., 12.25%&                              1,000       130,500
Paxson Communications Corp., 12.50%&                         1,137       115,393
SFX Broadcasting, Inc., 12.625%&                             1,063       123,057
                                                                       ---------
                                                                         368,950
                                                                       ---------

Cable Television - 2.51%
EchoStar Communications Corp., 12.125%#&                     3,000       316,500
                                                                       ---------

Services - 0.71%
La Petite Academy, Inc., 12.125%                             2,000        90,000
                                                                       ---------

Telecommunications - 3.82%
Hyperion Telecommunications, Inc., 12.875%#&                 3,000       303,750
Jordan Telecommunication Products, 13.25%#&                  1,500       177,750
                                                                       ---------
                                                                         481,500
                                                                       ---------

Total Preferred Stocks
(cost $1,122,816)                                                      1,256,950
                                                                       ---------

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                           Shares
Security                                              Principal Amount/    Value
--------------------------------------------------------------------------------
Warrants - 0.98% @
Broadcasting - 0.29%
Benedek Communications Corp., (expires 7/01/07)             1,000   $     2,250
Spanish Broadcasting Systems, Inc.,
(expires 6/30/99)                                             100        35,000
                                                                    -----------
                                                                         37,250
                                                                    -----------

Cable Television - 0.00%
Heartland Wireless Communications, Inc.,
(expires 4/15/00)#                                            450             5
                                                                    -----------

Consumer Products - 0.25%
Chattem, Inc., (expires 6/17/99)                               50         2,156
Packaged Ice, Inc., (expires 4/15/04)                         150        15,037
Packaged Ice, Inc., (expires 4/15/04)#                        145        14,500
                                                                    -----------
                                                                         31,693
                                                                    -----------
Paper - 0.27%
SD Warren Holdings Corp., (expires 12/15/06)                6,400        33,600
                                                                    -----------

Steel - 0.01%
Sheffield Steel Corp., (expires 11/01/01)                     500         1,000
                                                                    -----------

Supermarkets - 0.00%
Dairy Mart Convenience Stores, Inc., (expires 12/01/01)       666           499
                                                                    -----------

Telecommunications - 0.16%
Cellnet Data Systems Inc., (expires 9/15/2007)#               150             0
Clearnet Communications, Inc., (expires 9/15/05)              660         6,270
Geotek Communications, Inc., (expires 6/20/01) #            3,000         4,500
Hyperion Telecommunications, Inc., (expires 4/15/01)          150         9,000
Occidente Y Caribe Celular SA, (expires 3/15/04)  # @@        600             6
UNIFI Communications, Inc., (expires 2003) #                  100             0
                                                                    -----------
                                                                         19,776
                                                                    -----------
Total Warrants
(cost $75,833)                                                          123,823
                                                                    -----------

Total Investment Securities - 85.82%
(cost $10,485,009)                                                   10,818,679


Repurchase Agreement - 11.76%
Agreement  with State Street Bank and
Trust bearing interest at 5.75% dated
12/31/97, to be repurchased 1/02/98
in  the  amount of  $1,482,473 and
collateralized by $1,480,000  U.S.
Treasury  Notes, 5.875% due 8/31/99,
value $1,512,061
(cost $1,482,000)                                        $ 1,482,000  1,482,000

NORTHSTAR VARIABLE TRUST HIGH YIELD BOND PORTFOLIO
PORTFOLIO OF INVESTMENTS
DECEMBER 31, 1997


                                                                       Value
--------------------------------------------------------------------------------
Other assets less liabilities - 2.42%                                    305,485
                                                                     -----------

Net Assets - 100.00%                                                 $12,606,164
                                                                     ===========


#    Sale restricted to qualified institutional investors.
$    Step Bond.
*    Defaulted Security.
@    Non-income producing security.
&    Payment-in-kind security.
@@   Foreign security.
(1) A unit consist of $1,000 par value Sr. Notes, 7.50% due 12/15/07 and $3,000 appreciated notes.
(2) A unit consist of $ 1,000 par value Sr. Notes, 16.00% due 6/30/03 and 1 warrant.
(3) A unit consist of $ 1,000 par value Notes, 13.00% due 6/15/01 and .4858 warrant and .0146 2nd Series warrant.
(4) A unit consist of $1,000 par value Sr. Notes, 13.50% due 6/15/04 and 8 warrants.
(5) A unit consist of $1,000 par value 2nd Priority Mortgage Notes,12.00% due 6/30/07 and 7.66 warrants.
(6) A unit consist of $1,000 par value Sr. Discounted Notes, 12.00% due 12/15/06 and 1 warrant.



    The accompanying notes are an integral part of the financial statements.

Northstar Variable Trust
Statement of Assets and Liabilities
December 31, 1997

                                                                              Northstar      Northstar      Northstar      Northstar
                                                                Northstar   International    Income and   Multi-Sector    High Yield
                                                                  Growth        Value          Growth         Bond           Bond
                                                                Portfolio     Portfolio      Portfolio      Portfolio      Portfolio
                                                                --------------------------------------------------------------------
ASSETS:
Investments in securities, at value
   (cost $27,534,171, $5,366,018, $19,496,272,
   $10,094,233, and $10,485,009, respectively) ...........      $31,288,739   $5,555,699    $21,307,778   $10,210,960    $10,818,679
Repurchase agreements ....................................        3,685,000      393,000      1,198,000             0      1,482,000
Cash .....................................................              993       96,748            859       209,367        184,608
Receivable for investments sold ..........................          811,946            0        542,525             0        120,000
Receivable for shares of beneficial interest sold ........           99,026       10,138          4,079        26,184         60,183
Dividends and interest receivable ........................           43,344        3,727        175,702       147,657        174,205
Prepaid expenses .........................................              975            0            996           898            918
                                                                --------------------------------------------------------------------
      Total Assets .......................................       35,930,023    6,059,312     23,229,939    10,595,066     12,840,593
                                                                --------------------------------------------------------------------

LIABILITIES:
Payable for investments purchased ........................        3,725,274       96,577      1,655,136             0        184,400
Management fees payable ..................................           19,624        4,759         14,000         6,727          8,001
Audit fees payable .......................................           13,030       15,639         12,994        13,003         13,017
Printing fees payable ....................................            8,534          599          3,517         1,917          2,338
Custodian & fund accounting fees payable .................            3,959        3,433          3,486         3,660          3,959
Administrative services fees payable .....................            2,617          450          1,867           897          1,067
Payable for fund shares repurchased ......................                0            0          6,982         6,246          1,552
Income distribution payable ..............................                0            0              0        13,709         19,265
Other liabilities ........................................              654          831          1,101           740            830
                                                                --------------------------------------------------------------------
           Total Liabilities .............................        3,773,692      122,288      1,699,083        46,899        234,429
                                                                --------------------------------------------------------------------
NET ASSETS ...............................................      $32,156,331   $5,937,024    $21,530,856   $10,548,167    $12,606,164
                                                                ====================================================================


NET ASSETS WERE COMPOSED OF:
Capital paid in for shares of  beneficial
interest,
   $.01 par value outstanding (unlimited shares
   authorized) ...........................................      $28,091,077   $5,916,503    $18,955,487   $10,535,305    $12,245,112
Undistributed net investment income ......................            2,199        2,715              0             0              0
Accumulated net realized gain (loss) on
   investments ...........................................          308,487     (171,873)       763,863      (103,797)        27,382
Net unrealized appreciation of investments
   and foreign currency transactions .....................        3,754,568      189,679      1,811,506       116,659        333,670
                                                                --------------------------------------------------------------------
          Net assets .....................................      $32,156,331   $5,937,024    $21,530,856   $10,548,167    $12,606,164
                                                                ====================================================================
Net Asset Value Per Share ($32,156,331/2,028,344 shares,
  $5,937,024/587,958 shares, $21,530,856/1,655,748 shares,
  $10,548,167/2,051,294 shares, and $12,606,164/2,378,751
  shares, respectively) ..................................      $     15.85   $    10.10    $     13.00    $       5.14  $      5.30


    The accompanying notes are an integral part of the financial statements.

Northstar Variable Trust
Statement of Operations
For the period ended December 31, 1997

                                                                               Northstar      Northstar      Northstar     Northstar
                                                                 Northstar   International   Income and    Multi-Sector   High Yield
                                                                  Growth         Value         Growth          Bond          Bond
                                                                 Portfolio    Portfolio*      Portfolio      Portfolio     Portfolio
                                                                --------------------------------------------------------------------
INVESTMENT INCOME:
Dividends (net of withholding tax of $4,043,
   $1,385, $0, $0, and $0, respectively) ...................    $  270,156    $   17,102     $  345,268    $   35,905     $   45,418
Interest (net of withholding tax of $0, $0, $0
   $2,161, and $0, respectively) ...........................       106,203        14,812        467,333       759,618        855,644
                                                                --------------------------------------------------------------------

Total investment income ....................................       376,359        31,914        812,601       795,523        901,062
                                                                --------------------------------------------------------------------
EXPENSES:
Investment advisory and management fees ....................       187,902        18,050        134,697        65,503         73,225
Custodian and fund accounting fees .........................        26,294        10,800         20,320        22,030         26,158
Administrative services fees ...............................        25,053         1,805         17,960         8,734          9,763
Audit fees .................................................        16,874        15,639         16,976        16,894         16,855
Printing expense ...........................................        12,381           603          6,057         3,177          3,478
Trustee fees and expenses ..................................         1,910           303          1,571           930            975
Insurance expense ..........................................         1,506             0          1,440           235          1,191
Miscellaneous expenses .....................................         1,139            22            742         1,560            583
                                                                --------------------------------------------------------------------
                                                                   273,059        47,222        199,763       119,063        132,228
Less expenses reimbursed by investment adviser .............        72,598        32,742         56,065        49,206         55,011
                                                                --------------------------------------------------------------------
       Total expenses ......................................       200,461        14,480        143,698        69,857         77,217
                                                                --------------------------------------------------------------------
Net investment income ......................................       175,898        17,434        668,903       725,666        823,845
                                                                --------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND
FOREIGN
CURRENCY:

Net realized gain(loss) on investments .....................       614,190      (171,873)       857,103       (31,218)       121,780
Net realized gain(loss) on foreign currency ................             0           308              0       (14,057)             0
Net change in unrealized appreciation
   (depreciation) of investments ...........................     2,581,053       189,681        990,107       (87,510)        34,739
Net change in unrealized depreciation of foreign
   currency ................................................             0            (2)             0           (68)             0
                                                                --------------------------------------------------------------------
       Net realized and unrealized gain (loss) on
            investments ....................................     3,195,243        18,114      1,847,210      (132,853)       156,519
                                                                --------------------------------------------------------------------

Increase in net assets resulting from
operations .................................................    $3,371,141    $   35,548     $2,516,113    $  592,813     $  980,364
                                                                ====================================================================



*Commenced operations on August 8, 1997.


    The accompanying notes are an integral part of the financial statements.

Northstar Variable Trust
Statement of Changes in Net Assets
For the period ended December 31, 1997

                                                                          Northstar      Northstar        Northstar      Northstar
                                                          Northstar     International   Income and      Multi-Sector    High Yield
                                                            Growth          Value         Growth            Bond           Bond
                                                          Portfolio      Portfolio*      Portfolio        Portfolio      Portfolio
                                                       -----------------------------------------------------------------------------
FROM OPERATIONS:

      Net investment income                            $    175,898    $     17,434    $    668,903    $    725,666    $    823,845
                                                                                                                            668,903
      Net realized gain(loss) on investments                614,190        (171,873)        857,103         (31,218)        121,780
      Net realized gain(loss) on foreign currency .               0             308               0         (14,057)              0

      Net change in unrealized appreciation
        (depreciation) of investments                     2,581,053         189,681         990,107         (87,510)         34,739
      Net change in unrealized depreciation on
        foreign currency                                          0              (2)              0             (68)              0
                                                       -----------------------------------------------------------------------------

      Increase in net assets resulting
         from operations                                  3,371,141          35,548       2,516,113         592,813         980,364

FROM DIVIDENDS TO SHAREHOLDERS:
      Net investment income                                (182,697)        (15,027)       (668,201)       (725,666)       (823,845)
      Net realized gain on investments                     (345,682)              0        (141,496)        (58,611)        (89,480)
                                                       -----------------------------------------------------------------------------
                                                           (528,379)        (15,027)       (809,697)       (784,277)       (913,325)
                                                       -----------------------------------------------------------------------------

FROM CAPITAL SHARE TRANSACTIONS:
      Net proceeds from sale of shares                   22,327,151       6,277,674      10,664,273       6,950,510      11,264,988
      Net asset value of shares issued to
         shareholders in reinvestment of
           dividends                                        528,379          15,027         809,697         775,014         902,994
                                                       -----------------------------------------------------------------------------
                                                         22,855,530       6,292,701      11,473,970       7,725,524      12,167,982
     Cost of shares redeemed                             (9,105,693)       (376,198)     (4,228,685)     (3,262,690)     (6,248,155)
                                                       -----------------------------------------------------------------------------
     Net increase in net assets derived from
          capital share transactions                     13,749,837       5,916,503       7,245,285       4,462,834       5,919,827
                                                       -----------------------------------------------------------------------------

Net increase in net assets                               16,592,599       5,937,024       8,951,701       4,271,370       5,986,866

NET ASSETS:
Beginning of period                                      15,563,732               0      12,579,155       6,276,797       6,619,298
                                                       -----------------------------------------------------------------------------

End of period                                          $ 32,156,331    $  5,937,024    $ 21,530,856    $ 10,548,167    $ 12,606,164
                                                       =============================================================================

Undistributed net investment income                    $      2,199    $      2,715    $          0    $          0    $          0


*Commenced operations on August 8, 1997.



    The accompanying notes are an integral part of the financial statements.

Northstar Variable Trust
Statement of Changes in Net Assets
For the year ended December 31, 1996

                                                                                      Northstar         Northstar        Northstar
                                                                     Northstar        Income and      Multi-Sector      High Yield
                                                                      Growth            Growth            Bond             Bond
                                                                     Portfolio        Portfolio         Portfolio        Portfolio
                                                                    ---------------------------------------------------------------

FROM OPERATIONS:
   Net investment income                                            $     49,702     $    368,977     $    415,844     $    450,587
   Net realized gain on investments                                       46,193          875,927          125,074          141,662
   Net change in unrealized appreciation of investments                  824,112          211,159           97,621          177,347
                                                                    ---------------------------------------------------------------
      Increase in net assets resulting from operations                   920,007        1,456,063          638,539          769,596

FROM DIVIDENDS TO SHAREHOLDERS:
     Net investment income                                               (53,026)        (375,181)        (418,626)        (454,312)
     Net realized gain on investments                                    (42,112)        (827,993)        (111,901)        (103,694)
                                                                    ---------------------------------------------------------------
                                                                         (95,138)      (1,203,174)        (530,527)        (558,006)
                                                                    ---------------------------------------------------------------

FROM CAPITAL SHARE TRANSACTIONS:
   Net proceeds from sale of shares                                   13,457,465        5,570,265        3,341,543        2,731,211
   Net asset value of shares issued to
      shareholders in reinvestment of dividends                           95,138        1,203,174          526,080          549,072
                                                                    ---------------------------------------------------------------
                                                                      13,552,603        6,773,439        3,867,623        3,280,283
     Cost of shares redeemed                                          (2,627,034)      (1,857,666)      (1,464,570)      (1,646,044)
                                                                    ---------------------------------------------------------------
   Net increase in net assets derived from capital
      share transactions                                              10,925,569        4,915,773        2,403,053        1,634,239
                                                                    ---------------------------------------------------------------
Net increase in net assets                                            11,750,438        5,168,662        2,511,065        1,845,829

NET ASSETS:
Beginning of year                                                      3,813,294        7,410,493        3,765,732        4,773,469
                                                                    ---------------------------------------------------------------

End of year                                                         $ 15,563,732     $ 12,579,155     $  6,276,797     $  6,619,298
                                                                    ================================================================

Undistributed net investment income                                 $      7,314     $          0     $          0     $          0


    The accompanying notes are an integral part of the financial statements.

Northstar Variable Trust
Financial Highlights
Selected data for a share of beneficial interest outstanding throughout each period

                         Net Asset                    Net realized                     Dividends       Distribution
                           Value,     Net investment  & unrealized     Total from   declared from net  declared from
                        beginning of      income      gain(loss)on    investment        invest-        net realized       Total
  Period ended             period                      investments    operations      ment income         gains       distributions
------------------------------------------------------------------------------------------------------------------------------------
Northstar Growth Portfolio
05/06/94-
12/31/94                  $10.00          $0.16           $0.19           $0.35        ($0.16)         ($0.15)        ($0.31)
12/31/95                   10.04           0.20            2.27            2.47         (0.19)          (0.76)         (0.95)
12/31/96                   11.56           0.08            2.57            2.65         (0.09)          (0.04)         (0.13)
12/31/97                   14.08           0.09            1.95            2.04         (0.10)          (0.17)         (0.27)


Northstar International Value Portfolio
08/08/97-
12/31/97                   10.00           0.03            0.10            0.13         (0.03)            --           (0.03)


Northstar Income and Growth Portfolio
05/06/94-
12/31/94                   10.00           0.20           (0.01)           0.19         (0.20)          (0.07)         (0.27)
12/31/95                    9.92           0.37            1.73            2.10         (0.37)          (0.26)         (0.63)
12/31/96                   11.39           0.40            1.15            1.55         (0.41)          (0.81)         (1.22)
12/31/97                   11.72           0.44            1.36            1.80         (0.44)          (0.08)         (0.52)


Northstar Multi-Sector Bond Portfolio
05/06/94-
12/31/94                    5.00           0.23           (0.15)           0.08         (0.23)            --           (0.23)
12/31/95                    4.85           0.42            0.29            0.71         (0.42)            --           (0.42)
12/31/96                    5.14           0.41            0.21            0.62         (0.41)          (0.10)         (0.51)
12/31/97                    5.25           0.40           (0.08)           0.32         (0.40)          (0.03)         (0.43)


Northstar High Yield Bond Portfolio
05/06/94-
12/31/94                    5.00           0.28           (0.31)          (0.03)        (0.28)            --           (0.28)
   12/31/95                 4.69           0.50            0.34            0.84         (0.49)            --           (0.49)
12/31/96                    5.04           0.45            0.32            0.77         (0.45)         (0.09)          (0.54)
12/31/97                    5.27           0.40            0.07            0.47         (0.40)         (0.04)          (0.44)


* For fiscal years beginning on or after September 1, 1995, a portfolio is required to disclose the average commission rate per share it paid for trades on which commissions were charged.
(1)  Annualized

    The accompanying notes are an integral part of the financial statements.

                                                                   Ratio of
                                                                    expense      Ratio of net
                                                    Ratio of      reimburse-      investment
   Net Asset                    Net Assets, end   expenses to       ment to        income to
 Value, end of                     of period      average net     average net     average net    Portfolio       Average
    period        Total Return      (000's)          assets         assets          assets        turnover     commissions*
------------------------------------------------------------------------------------------------------------------------------
     $10.04            3.47 %     $   2,701            1.00 %(1)        1.45 %(1)     2.31 %(1)        61 %             N/A
      11.56           24.78           3,813            0.80             1.24          1.77            123               N/A
      14.08           22.99          15,564            0.80             0.90          0.65            161           $0.0414
      15.85           14.66          32,156            0.80             0.29          0.70            178            0.0359





      10.10            1.30           5,937            0.80             1.81          0.97              5            0.0263




       9.92            2.02           3,595            1.00 (1)         1.43 (1)      3.11 (1)         45               N/A
      11.39           21.39           7,410            0.80             0.94          3.63             74               N/A
      11.72           13.80          12,579            0.80             0.60          3.67            129            0.0401
      13.00           15.81          21,531            0.80             0.31          3.72             55            0.0598




       4.85            1.41           2,716            1.00 (1)        1.41 (1)       7.03 (1)         29               N/A
       5.14           14.97           3,766            0.80            1.26           8.52             83               N/A
       5.25           12.53           6,277            0.80            0.88           8.38            121                --
       5.14            6.15          10,548            0.80            0.56           8.31            163                --




       4.69           (0.95)          2,588            1.00 (1)        1.55 (1)       8.62 (1)         62               N/A
       5.04           18.55           4,773            0.80             1.31         10.61            157               N/A
       5.27           15.75           6,619            0.80             0.93          8.72            159            0.0547
       5.30            9.00          12,606            0.79             0.56          8.44            152                --





    The accompanying notes are an integral part of the financial statements.

NORTHSTAR VARIABLE TRUST
------------------------
Notes to Financial Statements - December 31, 1997

Note 1. Organization and Significant Accounting Policies

Organization. The Northstar Variable Trust, is a business trust organized under the laws of the Commonwealth of Massachusetts on December 17, 1993. The names of the five investment series which comprise the Trust (the "Funds") and their respective investment objectives are set forth below.

     Northstar Variable Trust Growth Portfolio ("Growth Portfolio") is a diversified portfolio with an investment objective of long-term growth of capital through investments in common stocks and convertible securities that the Adviser believes provide above average potential for capital appreciation.

     Northstar Variable Trust International Value Portfolio ("International Value Portfolio") is a diversified portfolio with the investment objective of long-term capital appreciation. The Fund invests primarily in foreign companies with a market valuation greater than $1 billion, but may hold up to 25% of its assets in companies with smaller market capitalization. Portfolio managers apply the technique of "value investing".

     Northstar Variable Trust Income and Growth Portfolio ("Income and Growth Portfolio") is a diversified portfolio with the investment objective of current income balanced with the objective of achieving capital
     appreciation.   The  Fund  will  seek  to  achieve  its  objective  through investments in a diversified group of securities selected for their prospects of current yield and capital appreciation.

     Northstar Variable Trust Multi-Sector Bond Portfolio ("Multi-Sector Portfolio") is a diversified portfolio whose investment objective is to maximize current income. The Fund seeks to achieve its objective by investing in U.S. Government Bonds, Foreign Government Bonds, Investment Grade Bonds and High Yield Bonds, each as defined in the Prospectus for the Trust.

     Northstar Variable Trust High Yield Bond Portfolio ("High Yield Portfolio") is a diversified portfolio whose investment objective is to seek high income consistent with the preservation of capital. The Fund invests primarily in a diversified group of high yield - high risk fixed income securities, convertible securities, securities issued by U.S. companies in foreign currencies, and securities issued by foreign governments and companies.

Security Valuation. Equity securities are valued at closing sales prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under direction of the Trustees of the Trust. The books and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses an independent pricing service to price the Funds' securities.

Security Transactions, Investment Income, Expenses and Distribution to Shareholders. Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Dividends from net investment income are declared and paid quarterly by the Funds. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed. Distributions to shareholders from net investment income and net realized gain from security transactions are reinvested at net asset value by each Fund on the ex-dividend date. The Funds may periodically make reclassifications among certain of their capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with Federal tax regulations which may differ from generally accepted accounting principles.

As of December 31, 1997, the following amounts have been reclassified from undistributed net investment income to accumulated net realized gain(loss) on investments.

                                  Undistributed      Accumulated Net
                                  Net Investment    Realized Gain on    Paid-In
                                      Income           Investments      -Captial
                                  --------------    -----------------   --------
Growth Portfolio                      $1,684             $(1,684)         $0
International Value Portfolio            308                (308)          0
Income and Growth Portfolio             (702)                702           0

These restatements did not affect net investment income, net realized gain on investments, or net assets for the year ended December 31, 1997.

Repurchase Agreements. The Funds' custodian takes possession of collateral pledged for investments in repurchase agreements. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default on the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds may be delayed or limited.

Federal Income Taxes. The Trust intends to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to respective shareholders. Therefore, no Federal income tax provision is required.

Organization Costs. Costs incurred by the Trust in connection with its organization of each Fund have been deferred and are being amortized over a period of five years from the date the Funds commenced operations.

Management's Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.  Investment Adviser and Administrator.

Northstar Investment Management Corporation (the "Adviser") serves as each Fund's investment adviser. The Adviser receives an investment advisory fee calculated at an annual rate of 0.75% of average daily net assets from the Growth Portfolio, Income and Growth Portfolio, Multi-Sector Portfolio, and High Yield Portfolio. The Adviser receives an investment advisory fee calculated at an annual rate of 1.00% of average daily net assets from the International Value Portfolio. For the period ended December 31, 1997, the Adviser earned $479,377 in investment advisory fees. Northstar Administrators Corporation (the "Administrator"), an affiliate of the Adviser, serves as each Fund's administrator. Each Portfolio pays the Administrator a fee calculated at an annual rate of 0.10% of average daily net assets. For the period ended December 31, 1997, the Administrator earned $63,315 in administrative fees. The Adviser has agreed that if a Portfolio's total operating expenses exceed 0.80% of average net assets on an annual basis, the Adviser will reimburse the Portfolio for amounts in excess of such limit. For the period ended December 31, 1997, the Adviser has reimbursed the Growth Portfolio $72,598, the Income and Growth Portfolio $56,065, the Multi-Sector Portfolio $49,206, the High Yield Portfolio $55,011, and the International Value Portfolio $32,742. Wilson/Bennett Capital Management, Inc., a registered investment advisor, serves as a subadvisor to the Income and Growth Portfolio pursuant to a Subadvisory Agreement dated August 1, 1996. For its services, Willison/Bennett Capital Management, Inc. receives, from the Advisor, an annual fee equal to 0.20% of the first $125 million of the average daily net asset value of the Fund; 0.25% of the average daily net asset value of the Fund exceeding $125 million up to $250 million; and 0.30% of the average daily net asset value of the Portfolio exceeding $250 million. Wilson/Bennett Capital Management, Inc. has waived their adviory fee until the Portfolio reaches $50 million. Navellier Fund Management, Inc. ("Navellier"), a registered investment adviser, serves as subadvisor to the Growth Portfolio pursuant to a Subadvisory Agreement dated February 1, 1996, between the Adviser and Navellier. For its services, Navellier receives, from the Advisor, an annual fee equal to 0.48% of the average daily net assets of the Portfolio. For the period ended December 31, 1997, Navellier received $84,784 in subadvisory fees from the Adviser. Brandes Investment Partners. L.P. ("Brandes"), a registered investment advisor, serves as a subadvisor to the International Value Portfolio pursuant to a Subadvisory Agreement dated June 24, 1997. For its services, Brandes receives, from the Advisor, an annual fee equal to 0.50% of the average daily net asset value of the Portfolio. Brandes has waived their advisory fee until the Portfolio reaches $50 million or until April 1, 1998.

Note 3.  Purchases and Sale of Investment Securities

The aggregate cost of purchases, and proceeds from sales of investments (excluding short-term investments) for the period ended December 31, 1997 were as follows:

                                               International      Income and       Multi-Sector      High Yield
                                Growth             Value            Growth             Bond             Bond
                              Portfolio          Portfolio         Portfolio        Portfolio         Portfolio
                              ---------          ---------         ---------        ---------         ---------
Aggregate purchases          $54,363,767        $5,781,340        $16,990,077      $19,435,128       $17,491,350
Aggregate sales              $40,919,524         $243,819         $9,107,532       $12,662,705       $12,809,779


U.S. Government Securities included above were as follows:

                                               International      Income and       Multi-Sector      High Yield
                                Growth             Value            Growth             Bond             Bond
                              Portfolio          Portfolio         Portfolio        Portfolio         Portfolio
                              ---------          ---------         ---------        ---------         ---------
Aggregate purchases               $0                $0            $3,445,234        $7,419,934           $0
Aggregate sales                   $0                $0             $415,250         $3,066,528           $0


Note 4.  Portfolio Securities (Tax Basis)

The cost of securities for Federal income tax purposes and the aggregate appreciation and depreciation of securities at December 31, 1997 were as follows:

                                                 International       Income and       Multi-Sector       High Yield
                                  Growth             Value             Growth             Bond              Bond
                                Portfolio          Portfolio         Portfolio          Portfolio        Portfolio
                                ---------          ---------         ---------          ---------        ---------

Cost (tax basis)                 $27,534,171        $5,366,018       $19,494,779      $10,097,983       $10,485,009
                               ------------------------------------------------------------------------------------

Appreciated Securities             4,450,315           520,295         1,885,210          330,179           737,845
Depreciated Securities              (695,747)         (330,614)         (72,211)         (217,202)        (404,175)
                               ------------------------------------------------------------------------------------
Net Unrealized
   Appreciation                   $3,754,568          $189,681        $1,812,999         $112,977          $333,670
                               ------------------------------------------------------------------------------------

Note 5.  Capital Share Transactions

Transactions in capital shares of each Fund for the period ended December 31, 1997 were as follows:

                                                  International       Income and     Multi-Sector       High Yield
                                    Growth            Value             Growth           Bond              Bond
                                  Portfolio         Portfolio         Portfolio        Portfolio        Portfolio
                                  ---------       -------------       ----------     ------------       ----------
Shares Sold                        1,496,702          623,938           852,005         1,331,921        2,101,836
Reinvested Dividends                  34,861            1,453            64,053           148,545          169,530
Shares Repurchased                  (608,428)         (37,433)         (333,990)        (625,037)       (1,148,386)
                                  =================================================================================
Net Increase                         923,135          587,958           582,068           855,429        1,122,980
                                  =================================================================================

Transactions in capital shares of each Fund for the year ended December 31, 1996 were as follows:

                                               Income and         Multi-Sector         High Yield
                                Growth           Growth                Bond                Bond
                              Portfolio         Portfolio           Portfolio           Portfolio
                              ---------         ---------           ---------           ---------
Shares Sold                    968,805            476,604             641,205             519,989
Reinvested Dividends             6,917            102,180             100,988             105,109
Shares Repurchased            (200,241)          (155,956)           (278,987)          (315,859)
                             --------------------------------------------------------------------
Net Increase                   775,481            422,828             463,206             309,239
                             ====================================================================

Note 6.  Credit risk and Defaulted Securities

Although the Funds have a diversified portfolio, the High Yield Bond Fund had 72.88% of its portfolio invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At December 31, 1997, the Multi-Sector Bond Portfolio and High Yield Bond Portfolio held SA Telecommunications, Inc., a security in default. For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.

                            NORTHSTAR VARIABLE TRUST
                        Report of Independent Accountants
                               -------------------


To the Shareholders and Trustees
of Northstar Variable Trust:

We have audited the accompanying statement of assets and liabilities, including the portfolios of investments, of the Northstar Variable Trust (the "Trust"), comprising Northstar Growth Portfolio, Northstar Income and Growth Portfolio, Northstar Multi-Sector Bond Portfolio, Northstar High Yield Bond Portfolio (formerly the Northstar Growth Fund, Northstar Income and Growth Fund, Northstar Multi-Sector Bond Fund, and Northstar High Yield Bond Fund, respectively) and the Northstar International Value Portfolio as of December 31, 1997, the related statement of operations for the year then ended, except for the International Value Fund for which the period was August 8, 1997 (commencement of operations) through December 31, 1997, the statements of changes in net assets for each of the two years in the period then ended, except for the International Value Fund for which the period was August 8, 1997 (commencement of operations) through December 31, 1997, and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds constituting the Northstar Variable Trust as of December 31, 1997, the results of their operations, the changes in their net assets and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.


New York, New York
February 12, 1998